Exhibit 99.1

BGC announces repurchase of more than 16.4 million shares from Howard W. Lutnick, United States Secretary of Commerce, the Company’s former Chairman and CEO

United States Secretary of Commerce Howard W. Lutnick divesting his interests in BGC pursuant to U.S. government ethics rules

NEW YORK – May 19, 2025 – BGC Group, Inc. (Nasdaq: BGC) (“BGC” or the “Company”), a leading global brokerage and financial technology company, today announced it has agreed to repurchase 16,452,850 shares of BGC Class A common stock beneficially owned by Howard W. Lutnick, United States Secretary of Commerce, the Company’s former Chairman and Chief Executive Officer.

The Company agreed to repurchase the shares at $9.2082 per share, which is equal to the volume weighted average price (VWAP) of the Class A common stock on the Nasdaq Global Select Market on May 14th, 15th, and 16th, 2025. The aggregate purchase price to be paid by the Company is $151,501,133. The sale is made in furtherance of Mr. Lutnick’s U.S. government ethics agreement.

“Repurchasing more than 16.4 million of our shares demonstrates our commitment to shareholder capital return,” said Jason Hauf, Chief Financial Officer at BGC. “Given our record first quarter results and anticipated strong cash flow generation this year, we believe buying back our shares in this highly efficient manner is a great use of our capital that delivers strong value creation to our shareholders.”

Additionally, Mr. Lutnick has agreed to transfer his ownership interest in Cantor Fitzgerald to trusts for the benefit of Brandon G. Lutnick, Cantor Fitzgerald Chairman & CEO, Kyle S. Lutnick, Cantor Fitzgerald Executive Vice Chairman, and his other adult children. Mr. Brandon Lutnick is the controlling trustee of such trusts. The closing of the Cantor Fitzgerald transactions will occur after receipt of all required regulatory approvals, expected in the third quarter of 2025.

The sale of 16,115,102 shares will close today, and the sale of 337,748 shares held in retirement accounts will close immediately after the Cantor Fitzgerald transactions.

Further, Mr. Lutnick entered into an agreement to sell his 8,973,721 BGC Class B shares to Cantor Fitzgerald, which will close immediately after the Cantor Fitzgerald transactions.

Mr. Lutnick has entered into agreements to forgo all economic benefits in BGC as of May 16, 2025. These transactions divest his ownership, voting, and economic interests in the Company, complying with Mr. Lutnick’s U.S. government ethics agreement.

Cantor Fitzgerald will continue to be BGC’s largest and controlling shareholder.

More details relating to the divestiture transactions can be found in Forms 8-K and 13D to be filed with the SEC.

About BGC Group, Inc.

BGC Group, Inc. (Nasdaq: BGC) is a leading global marketplace, data, and financial technology services company for a broad range of products, including fixed income, foreign exchange, energy, commodities, shipping, equities, and now includes the FMX Futures Exchange. BGC’s clients are many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms.

BGC and leading global investment banks and market making firms have partnered to create FMX, part of the BGC Group of companies, which includes a U.S. interest rate futures exchange, spot foreign exchange platform and the world’s fastest growing U.S. cash treasuries platform.

For more information about BGC, please visit www.bgcg.com.

Discussion of Forward-Looking Statements about BGC

Statements in this document regarding BGC that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the Company’s business, results, financial position, liquidity and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, BGC undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

MEDIA CONTACT

Erica Chase

+1 212-610-2419

erica.chase@bgcg.com

INVESTOR CONTACT

Jason Chryssicas

+1 212-610-2426